Exhibit 99.21


                             SETTLEMENT AGREEMENT

          This Settlement Agreement ("Settlement Agreement") is made by, between, and among The Regents of the University of California, a Constitutional Corporation under Art. IX, Sec. 9 of the California Constitution, having an address at 1111 Franklin Street, Oakland, California 94607, ("The Regents") and Genentech, Inc., a Delaware Corporation, having an address at 1 DNA Way, South San Francisco, California 94080 ("Genentech")



                                   RECITALS

          WHEREAS, Genentech and the Regents have commenced the following civil actions (hereafter collectively "the Litigation") against each other: on August 6, 1990, Genentech commenced a civil action in the United States District Court for the Southern District of Indiana (No. IP 90 1679 C) seeking, inter alia, a declaratory judgment of the invalidity and noninfringement of U.S. Patent No. 4,363,877 ("the '877 Patent"), issued to inventors Howard M. Goodman, John Shine and Peter H. Seeburg, and assigned to The Regents; on August 7, 1990, The Regents commenced a civil action in the United States District Court for the Northern District of California (No. C-90-2232) alleging that Genentech's manufacture and sale of its Protropin, registered trademark, recombinant human growth hormone product infringed the '877 patent; on July 10, 1997, The Regents commenced a civil action in the United States District Court for the Northern District of California (No. C-97-2563) alleging that Genentech's manufacture and sale of its Nutropin, registered trademark, recombinant human growth hormone product infringed the '877 patent; (the latter two actions are collectively referred to hereafter as "the California Actions")

          WHEREAS, during the course of the Litigation, The Regents became aware that in the marketing of Genentech's human growth hormone products that Genentech may have injured The Regents under causes of action in antitrust and unfair competition law and sought to commence actions ("Antitrust Actions") in state and/or federal courts, and the right of The Regents to bring the Antitrust Actions is the subject of a currently pending appeal before the U.S. Court of Appeals for the Federal Circuit;

          WHEREAS, The Regents and Genentech entered a Settlement Agreement in 1980 (" '80 Settlement Agreement") regarding the transfer of biological materials from the University of California at San Francisco in 1978, and Genentech has claimed that The Regents breached this '80 Settlement Agreement; and

          WHEREAS, the parties deny all allegations against them and desire to enter into this Settlement Agreement to avoid the further expense, inconvenience, and distraction of litigation, and to put to rest all claims as between and among them and their respective employees, agents, directors, and representatives, that were or might have been alleged in the Litigation or the Antitrust Action and all claims relating to the '80 Settlement Agreement.

          Now, therefore, for good and valuable consideration, including the mutual covenants herein contained, the parties agree as follows:



                                     TERMS

I. DISMISSAL OF ACTIONS. Genentech and The Regents agree to seek prompt dismissal of all pending actions in the Litigation, with prejudice, and all pending appeals relating to the Litigation and to the Antitrust Actions, with prejudice. The parties shall direct their attorneys to execute and file with the respective courts stipulations for dismissal and order/approval in the forms attached hereto as Exhibits A-C and shall submit these forms to the courts within five
       (5) business days of the last date of signature indicated below.

II. CONSIDERATION. Genentech agrees to pay to The Regents one hundred and fifty million dollars ($150,000,000) within ten days of dismissal of all of the pending actions in the Litigation and the pending appeals in the Litigation and the Antitrust Actions.

III. CONTRIBUTION. Genentech agrees to contribute to The Regents fifty million dollars ($50,000,000) within ten days of dismissal of all of the pending actions in the Litigation and the pending appeals in the Litigation and the Antitrust Actions, which contribution shall be applied by The Regents toward the cost of construction of the first biological sciences research building at the University of California, San Francisco Mission Bay Campus. The building will bear a name proposed by Genentech and acceptable to The Regents. Genentech shall suggest a name for the building within thirty (30) days of paying the contribution to The Regents, and The Regents shall approve or disapprove such name within thirty (30) days thereafter. In the event there is no mutual agreement on a name, the process shall repeat with thirty (30) days response times for each party until there is agreement on a name.

IV. MUTUAL RELEASE. Genentech and The Regents each release the other and the other party's directors, present and former employees, agents, and representatives, including legal counsel, from all past and future claims, known and unknown, that were or could have been asserted, or arising out of, or in any way connected with, the Litigation, the Antitrust Actions, the '80 Settlement Agreement, the '877 patent, and any United States or foreign patent that claims priority to a patent application which gave rise to the '877 patent.

V. SECTION 1542 ACKNOWLEDGEMENT. Genentech and The Regents each acknowledge that they have been advised by legal counsel and are familiar with Section 1542 of the California Civil Code, which provides:

                   A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

       The parties acknowledge that they may have sustained damage, loss, cost or expense that is presently unknown and unsuspected, and that such damage, loss, cost, or expense as may have been sustained may give rise to additional damage, loss, cost, or expense in the future. Nevertheless, the parties acknowledge that this Settlement Agreement has been negotiated and agreed upon in light of this situation and expressly waive any and all rights which they may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect.

VI. PUBLICITY. Genentech appoints its CEO and Chairman, Arthur Levinson, as its point of contact for public comment on the Litigation and this Settlement Agreement. The Regents appoint Vice Chancellor Zach Hall of University of California, San Francisco, as its point of contact for public comment on the Litigation and this Settlement Agreement. These representatives shall authorize a joint press release to announce the terms of this Settlement Agreement and shall serve in the point of contact role for six months from the date of entry of the orders dismissing the California Actions. In their point of contact role, these representatives may be assisted by others of their choosing within their respective organizations as necessary.

VII. NON DISPARAGEMENT. Each party will request its directors, present and former employees, agents, and representatives to not engage in disparaging remarks regarding the other party in connection with the Litigation, the '80 Settlement Agreement, and the Antitrust Actions.

            Consistent with ethical requirements of the practice of law such as California Rule of Professional Conduct Rule 1-500, each party will instruct its outside counsel to not engage in disparaging remarks regarding the other party in connection with the Litigation, the '80 Settlement Agreement, and the Antitrust Actions.

            This Article is not intended to limit factual statements concerning these matters.

VIII. EFFECTIVE DATE. This Settlement Agreement shall become effective when it has been executed by each party.

IX. COSTS. Each party shall be solely responsible for its own attorneys' fees and costs in connection with the Litigation, the Antitrust Actions, and the alleged breach of the '80 Settlement Agreement, including the negotiation, execution, and performance of this Settlement Agreement.

X. SETTLEMENT AGREEMENT ENTERED INTO WITH ADVICE OF COUNSEL. Each party represents that it has received legal advice from attorneys with respect to the advisability of making the Settlement provided for herein and with respect to the advisability of executing this Settlement Agreement, and warrants that it has, or its representatives have, read this Settlement Agreement and discussed its provisions with its attorneys. The parties have voluntarily entered into each and every provision of this Settlement Agreement, and no party has conditioned the grant of any right herein upon the undertaking of any obligation which the other party considers unreasonable, the result of any form of coercion or otherwise unlawful in any respect.

XI. AUTHORIZATION. Each party represents to the other that it is fully authorized to enter into this Settlement Agreement and to carry out the obligations provided herein.

XII. COUNTERPARTS. This Settlement Agreement may be executed in counterparts with the same force and effect as if all signatures were set forth in a single document.

XIII.  INTERPRETATION AND ENFORCEMENT OF SETTLEMENT AGREEMENT.

       A. This Settlement Agreement is to be interpreted and construed under the laws of the State of California.

       B. Nothing in this Settlement Agreement or in the Exhibits hereto shall be construed as an acknowledgement, admission, concession, or stipulation by either party regarding (i) the infringement, validity, or enforceability of any patent, or (ii) the liability or wrongdoing by either party or the truth or falsity of any allegation made by either party in or relating to the Litigation, the Antitrust Actions, or the '80 Settlement Agreement.

       C. In the event it is necessary for any party to this Settlement Agreement, or its authorized representative, successor or assign, to institute suit to compel performance of any of the obligations contained in this Settlement Agreement or to preclude a violation of the terms of this Settlement Agreement, the prevailing party in such suit shall be entitled to reasonable costs, expenses and attorneys' fees incurred by it or him in the suit.

       D. Each of the parties agree that any suit arising out of, or relating to, this Settlement Agreement, shall be filed in the Northern District of California if in Federal Court, or the County of Alameda, California, if in State Court.

XIV. SEVERABILITY. If any provision of this Settlement Agreement or the application hereof to any party or circumstance is held invalid or unenforceable, the remaining provisions of this Settlement Agreement shall not be affected thereby, the provisions of this Settlement Agreement being severable in any such instance.

XV. OTHER AGREEMENTS. This Settlement Agreement and the stipulations for dismissal and order/approval called for by it constitute the entire agreement between the parties relating to the subject matter hereto with the exception only of the protective order previously entered into in the Litigation. There are no other understandings, representations, or warranties of any kind. The protective order in the Litigation will remain in full force according to its terms after dismissal of the pending actions in the Litigation and the pending appeals relating to the Litigation and to the Antitrust Actions. This Settlement Agreement may not be waived, altered, extended, or modified except by written agreement of the parties.

XVI. HEADINGS. Headings are used in this Settlement Agreement for convenience only. The headings should play no part in the interpretation of this Settlement Agreement.

XVII. NOTICES. Any notice or other communication concerning the interpretation or performance of this Settlement Agreement shall be sent to the parties at their respective address shown below or at such other address either party may hereafter designate in writing:



            TO THE REGENTS

            Attn:  General Counsel
            The Regents of the University of California
            1111 Franklin Street, 8th Floor
            Oakland, CA  94607



            TO GENENTECH
            Attn:  Corporate Secretary
            Genentech, Inc.
            1 DNA Way
            South San Francisco, CA  94080



                 IN WITNESS HEREOF, the parties have caused this Settlement Agreement to be executed by each of their respective representatives thereunto duly authorized on the dates written below.



       Dated: December 17, 1999

                                             THE REGENTS OF THE UNIVERSITY OF
                                             CALIFORNIA


                                             By:  /s/ JOHN F. LUNDBERG
                                                 ----------------------------
                                                      John F. Lundberg
                                             Its:     Deputy General Counsel



       Dated: December 17, 1999

                                             GENENTECH, INC.


                                             By:  /s/ STEPHEN G. JUELSGAARD
                                                 ----------------------------
                                                      Stephen G. Juelsgaard
                                             Its:     Senior Vice President-
                                                      General Counsel and
                                                      Secretary


Attachments:  Exhibit A - STIPULATION OF DISMISSAL WITH PREJUDICE
              Exhibit B - STIPULATED DISMISSAL (No. 96-1361)
              Exhibit C - STIPULATED DISMISSAL (No. 97-1099)




                                   EXHIBIT A


Gerald P. Dodson, State Bar No. 139602
Emily A. Evans, State Bar. No. 164147
Kenneth A. Kuwayti, State Bar No. 145384
Eric S. Walters, State Bar No. 151933
Erica D. Wilson, State Bar No. 161386
MORRISON & FOERSTER LLP
425 Market Street
San Francisco, CA 94105-2482
Telephone: (415) 268-7000

James E. Holst, State Bar No. 34654
John F. Lundberg, State Bar No. 42956
P. Martin Simpson, Jr., State Bar No. 122867
UNIVERSITY OF CALIFORNIA
OFFICE OF THE PRESIDENT
Office of General Counsel
1111 Franklin Street, 8th Floor
Oakland, CA 94607-5200
Telephone: (510) 987-9800

Attorneys for Plaintiff
THE REGENTS OF THE
UNIVERSITY OF CALIFORNIA

                         UNITED STATES DISTRICT COURT

                        NORTHERN DISTRICT OF CALIFORNIA


THE REGENTS OF THE UNIVERSITY OF        Case Nos. C-90-2232-CAL and C-97-2563
CALIFORNIA,                             CAL

                   Plaintiff,           STIPULATION OF DISMISSAL
                                        WITH PREJUDICE

     V.

GENENTECH, INC.,

                   Defendant.

------------------------------------

THE REGENTS OF THE UNIVERSITY OF
CALIFORNIA,

                   Plaintiff,
     V.

GENENTECH, INC.,

                   Defendant.

====================================



     Plaintiff The Regents of the University of California ("UC"), and defendant Genentech, Inc. hereby stipulate as follows:

     1. Pursuant to Fed. R. Civ. P. 41(a)(1)(ii), UC and Genentech hereby dismiss with prejudice the claims, counterclaims and cross-claims brought against each other in the above-entitled actions, each party to bear its or his own costs and attorneys fees, and

     2. Pursuant to Fed R. Civ. P. 41 (a)(1)(ii), the above-captioned actions are hereby dismissed with prejudice, each party to bear its or his own costs and attorneys fees.


IT IS SO STIPULATED.

     Dated: December 23, 1999


                                  MORRISON & FOERSTER LLP



                                  By:  /s/ GERALD P. DODSON
                                      ---------------------------------------
                                           Gerald P. Dodson
                                           Attorneys for Plaintiff
                                           The Regents of the
                                           University of California

                                  ROGERS & WELLS LLP



                                  By:  /s/ JOSEPH FERRARO
                                      ---------------------------------------
                                           Joseph Ferraro
                                           Attorneys for Defendant
                                           Genentech, Inc.


IT IS SO ORDERED.

Dated: December 23, 1999


                                       /s/ CHARLES A. LEGGE
                                      ---------------------------------------
                                           Charles A. Legge
                                           United States District Court Judge



                                   EXHIBIT B


                              ------------------

                                  No. 96-1361

                              ------------------

            UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT

                              ------------------

                                GENENTECH, INC.
                                                          Plaintiff-Appellee,

                                       V.

                 THE REGENTS OF THE UNIVERSITY OF CALIFORNIA,
                                                         Defendant-Appellant,
                                      and

                             ELI LILLY AND COMPANY,
                                                                   Defendant.
                              ------------------

         Appeal From a Decision of the United States District Court
              For the Southern District of Indiana in 90-1679-C
                Entered April 12, 1996, Judge S. Hugh Dillin

                              ------------------

                             STIPULATED DISMISSAL

                              ------------------


Of counsel:

P. Martin Simpson, Jr.                      Charles A. Miller
Office of the General Counsel               Attorney of Record
University of California                    Covington & Burling
1111 Franklin Street, 8th Floor             1201 Pennsylvania Ave., N.W.
Oakland, California 94607-5200              Washington, D.C. 20044
(510) 987-9800                              (202) 662-6000

Richard L. Stanley                          Gerald P. Dodson
Arnold, White & Durkee                      Morrison & Foerster LLP
750 Bering Drive, Suite 400                 755 Page Mill Road
Houston, Texas 77057                        Palo Alto, California 94304-1018
(713) 787-1400                              (650) 813-5600

Locke, Reynolds, Boyd & Weisell             John E. Kidd
1000 Capital Center South                   Leora Ben-Ami
201 North Illinois Street                   Joseph Ferraro
Indianapolis, Indiana 46204                 Rogers & Wells LLP
(317) 237-3800                              200 Park Avenue
                                            New York, New York 10166
                                            (212) 878-8000


     Plaintiff-Appellee Genentech, Inc. ("Genentech") and Defendant-Appellant The Regents of the University of California ("UC"), hereby stipulate and agree as follows:

     1. Pursuant to Fed. R. App. P. 42(b), Genentech and UC hereby dismiss with prejudice the claims, counterclaims and/or cross claims against one another, and UC dismisses with prejudice the appeal against Genentech in the above-captioned action, and

     2. Pursuant to Fed R. App. P. 42(b), the above-captioned action is hereby dismissed with prejudice, each party to bear its or his own costs and attorneys fees.

     IT IS SO STIPULATED.

     Dated:  ___________, _____

                                  MORRISON & FOERSTER LLP

                                  By: _______________________________________
                                          Gerald P. Dodson
                                          Attorneys for Defendant-Appellant
                                          The Regents of the
                                          University of California

     Dated: ___________, ______

                                  ROGERS & WELLS LLP

                                  By: _______________________________________
                                          Joseph Ferraro
                                          Attorneys for Plaintiff-Appellee
                                          Genentech, Inc.


DISMISSAL APPROVED.



                                          ___________________________________
                                          Judge/Clerk of the Federal Circuit



                                   EXHIBIT C


                              ------------------

                                  No. 97-1099

                              ------------------

            UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT

                              ------------------

                                GENENTECH, INC.
                                                         Plaintiff-Appellant,

                                       V.

                 THE REGENTS OF THE UNIVERSITY OF CALIFORNIA,
                                                          Defendant-Appellee,
                                      and

                             ELI LILLY AND COMPANY,
                                                                   Defendant.
                                      and

                                 UNITED STATES,
                                                                  Intervenor.

                              ------------------

      Appeal From a Decision of the United States District Court For the
                    Southern District of Indiana in 90-1679
        Entered September 27, 1996, Senior Judge S. Hugh Dillin and on
Remand from the United States Supreme Court on an Order Entered June 24, 1999

                              ------------------

                             STIPULATED DISMISSAL

                              ------------------


Of counsel.

P. Martin Simpson, Jr.                      Charles A. Miller
Office of the General Counsel               Attorney of Record
University of California                    Covington & Burling
1111 Franklin Street, 8th Floor             1201 Pennsylvania Ave., N.W.
Oakland, California 94607-5200              Washington, D.C. 20044
(510) 987-9800                              (202) 662-6000

Richard L. Stanley                          Gerald P. Dodson
Arnold, White & Durkee                      Morrison & Foerster LLP
750 Bering Drive, Suite 400                 755 Page Mill Road
Houston, Texas 77057                        Palo Alto, California 94304-1018
(713) 787-1400                              (650) 813-5600

Locke, Reynolds, Boyd & Weisell             John E. Kidd
1000 Capital Center South                   Leora Ben-Ami
201 North Illinois Street                   Joseph Ferraro
Indianapolis, Indiana 46204                 Rogers & Wells LLP
(317) 237-3800                              200 Park Avenue
                                            New York, New York 10166
                                            (212) 878-8000


     Plaintiff-Appellant Genentech, Inc. ("Genentech") and Defendant-Appellee The Regents of the University of California ("UC"), hereby stipulate and agree as follows:
     1. Pursuant to Fed. R. App. P. 42(b), UC and Genentech hereby dismiss with prejudice the claims, counterclaims and/or cross-claims brought against each other, and Genentech dismisses with prejudice its appeal in the above-captioned action, and
     2. Pursuant to Fed R. App. P. 42(b), the above-captioned action is hereby dismissed with prejudice, each party to bear its own costs and attorneys fees.

     IT IS SO STIPULATED.

     Dated:  ___________, _____

                                  MORRISON & FOERSTER LLP

                                  By: _______________________________________
                                          Gerald P. Dodson
                                          Attorneys for Defendant-Appellee
                                          The Regents of the
                                          University of California

     Dated: ___________, ______

                                  ROGERS & WELLS LLP

                                  By: _______________________________________
                                          Joseph Ferraro
                                          Attorneys for Plaintiff-Appellant
                                          Genentech, Inc.


DISMISSAL APPROVED.



                                          ___________________________________
                                          Judge/Clerk of the Federal Circuit